UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 6, 2020, CHF Solutions, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) of CHF Solutions, Inc. (the “Company”), which was conducted in a virtual format via live webcast.

The following proposals were brought before the meeting:
1.
To approve an amendment to the Company’s 2017 Equity Incentive Plan to (i) increase the annual replenishment of the share reserve to 17% of the total number of fully diluted shares on December 31st of the preceding calendar year, (ii) remove and delete certain references to Section 162(m) of the Internal Revenue Code, and (iii) increase the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options;

2.
To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements; and

3.	To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 and 2.

Proposals 1 and 3 required an affirmative vote of holders of a majority of the shares entitled to vote and present at the Special Meeting, in person or by proxy.  Proposal 2 required an affirmative vote of holders of a majority of the shares entitled to vote at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement filed on September 11, 2020 with the Securities and Exchange Commission.

A total of 62,140,350 shares of the Company’s common stock were present at the Special Meeting in person or by proxy, which represents approximately 75.71% of the shares of common stock outstanding as of the record date for the Special Meeting.

(b) The results of the voting are shown below.

Proposal 1—   To approve an amendment to the Company’s 2017 Equity Incentive Plan to (i) increase the annual replenishment of the share reserve to 17% of the total number of fully diluted shares on December 31st of the preceding calendar year, (ii) remove and delete certain references to Section 162(m) of the Internal Revenue Code, and (iii) increase the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options:

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
34,812,198	5,083,325	473,658	N/A

Proposal 2—  To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-30, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 30 shares would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements:

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
47,840,019	14,096,613	203,713	N/A

Proposal 3—  To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 and 2:

VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTES
49,335,196	12,504,671	300,483	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020	CHF SOLUTIONS, INC.

	By:	/S/ CLAUDIA DRAYTON

	Name:	Claudia Drayton
	Title:	Chief Financial Officer